UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2015 (May 29, 2015)

Hercules Technology Growth Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00702	74-3113410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of Principal Executive Offices)		(Zip Code)

(650) 289-3060

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 29, 2015, the Board of Directors of Hercules Technology Growth Capital, Inc. (the “Company”) appointed Robert Lake as the Company’s Chief Credit Officer. Mr. Lake, age 45, joined the Company in May 2015. Mr. Lake previously served as an executive director at Oxford Finance, LLC from 2007 to 2015 and as a vice president at Silicon Valley Bank from 2004 to 2007. Prior to that, Mr. Lake was a business development and relationship manager at Fifth Third Bancorp from 2002 to 2004 and a business development and portfolio manager at FINOVA Capital Corporation, Inc. from 1997 to 2002. Mr. Lake received his B.A. from Aurora University.

There are no arrangements or understandings between Mr. Lake and any other persons pursuant to which Mr. Lake was appointed as the Chief Credit Officer of the Company.

In connection with such appointment, Mr. Lake will receive an annual base salary of $250,000 subject to review and adjustment at least annually by the Compensation Committee of the Company’s Board of Directors. Mr. Lake also will be awarded 19,750 shares of restricted common stock, $0.001 par value per share (the “Common Stock”), under the Company’s 2004 Equity Incentive Plan, as amended and restated, pursuant to which such restricted stock awards vest subject to continued employment one-third on the one year anniversary of the date of grant and quarterly thereafter. The 2011 Amendment and Restatement to the Company’s 2004 Equity Incentive Plan was filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-8, as filed on June 20, 2013, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated June 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hercules Technology Growth Capital, Inc.

Date: June 1, 2015	By:	/s/ Jessica Baron
Jessica Baron
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release dated June 1, 2015